Exhibit 1.1
8,750,000 Common Units
OXFORD RESOURCE PARTNERS, LP
Representing Limited Partner Interests
FORM OF
UNDERWRITING AGREEMENT
June [__], 2010
Barclays Capital Inc.
Citigroup Global Markets Inc.,
As Representatives of the several
   Underwriters named in Schedule 1 attached hereto
c/o Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019
c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
Ladies and Gentlemen:
          Oxford Resource Partners, LP, a Delaware limited partnership (the “Partnership”), proposes to sell to the underwriters (the “Underwriters”) named in Schedule 1 attached to this agreement (this “Agreement”) 8,750,000 common units (the “Firm Units”) representing limited partner interests in the Partnership (“Common Units”). In addition, the Partnership proposes to grant to the Underwriters an option to purchase up to 1,312,500 additional Common Units on the terms set forth in Section 2 (the “Option Units”). The Firm Units and the Option Units, if purchased, are hereinafter collectively called the “Units.”
          This is to confirm the agreement among the Partnership, Oxford Resources GP, LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), and Oxford Mining Company, LLC, an Ohio limited liability company and a wholly owned subsidiary of the Partnership (the “Operating Company” and, together with the Partnership and the General Partner, the “Partnership Parties”), concerning the purchase of the Units from the Partnership by the Underwriters.
          On the Initial Delivery Date (as defined in Section 4), immediately prior to the closing of the offering of the Firm Units:

          (a) the Partnership will distribute the right to receive cash of $21.0 million collected from accounts receivable outstanding as of June ___, 2010, which right will be distributed to the General Partner, C&T Coal, Inc., an Ohio corporation (“C&T Coal”), AIM Oxford Holdings, LLC, a Delaware limited liability company (“AIM Oxford”), and the participants in the Oxford Resource Partners, LP Amended and Restated Long-Term Incentive Plan that hold the Partnership’s common units at that time (the “LTIP Participants”), pro rata, in accordance with their respective interests in the Partnership;
          (b) each general partner unit held by the General Partner will automatically split into 1.82 general partner units, with the result that the General Partner will own an aggregate of 244,607 general partner units, representing a 2.0% general partner interest in the Partnership;
          (c) each Class A common unit held by an LTIP Participant will automatically split into 1.82 Class A common units, with the result that the LTIP Participants will own an aggregate of 126,577 Class A common units, representing an aggregate 1.0% limited partner interest in the Partnership;
          (d) each Class B common unit held by C&T Coal will automatically split into 1.82 Class B common units, with the result that C&T Coal will own an aggregate of 3,999,696 Class B common units, representing an aggregate 32.7% limited partner interest in the Partnership; and
          (e) each Class B common unit held by AIM Oxford will automatically split into 1.82 Class B common units, with the result that AIM Oxford will own an aggregate of 7,859,487 Class B common units, representing an aggregate 64.3% limited partner interest in the Partnership.
          The transactions contemplated in clauses (a) through (e) above are referred to herein as the “Pre-Closing Transactions.”
          Upon the closing of the offering of the Firm Units:
          (a) all of the Class B common units held by C&T Coal will automatically convert into (i) 532,476 Common Units, representing a 2.5% limited partner interest in the Partnership, and (ii) 3,467,220 subordinated units representing limited partner interests in the Partnership (“Subordinated Units”), representing a 16.5% limited partner interest in the Partnership;
          (b) all of the Class B common units held by AIM Oxford will automatically convert into (i) 1,046,327 Common Units, representing a 5.0% limited partner interest in the Partnership, and (ii) 6,813,160 Subordinated Units, representing a 32.5% limited partner interest in the Partnership;
          (c) C&T Coal and AIM Oxford will contribute 59,022 Common Units and 115,978 Common Units, respectively, to the General Partner as a capital contribution;

          (d) the General Partner will contribute the 175,000 Common Units contributed to it by C&T Coal and AIM Oxford to the Partnership in exchange for 175,000 general partner units in order to maintain its 2.0% general partner interest in the Partnership;
          (e) the Third Amended and Restated Agreement of Limited Partnership of Oxford Resource Partners, LP (as the same may be amended and restated on or prior to each Delivery Date, the “Partnership Agreement”) will take effect, pursuant to which, among other things, the Class A common units will be re-designated as Common Units;
          (f) the Operating Company will enter into the Credit Agreement (the “Credit Agreement”) with the lenders named therein; and
          (g) the Partnership will use the net proceeds from the offering of the Firm Units and concurrent borrowings under the Credit Agreement as described under the heading “Use of Proceeds” in the most recent Preliminary Prospectus (as defined below), including, without limitation, to purchase certain equipment pursuant to the lease termination and equipment purchase letter agreements listed on Schedule 4 hereto (the “Lease Buyout Agreements”) previously entered into by the Partnership and the Operating Company and the lessors named therein.
          The transactions contemplated in clauses (a) through (e) above are referred to herein as the “Concurrent Transactions,” and with the Pre-Closing Transactions are referred to herein as the “Transactions.”
          The Partnership, the General Partner, the Operating Company, Harrison Resources, LLC, an Ohio limited liability company (“Harrison Resources”), Oxford Mining Company — Kentucky, LLC, a Kentucky limited liability company (“Oxford Kentucky”), and Daron Coal Company, LLC, an Ohio limited liability company (“Daron”), are referred to collectively herein as the “Oxford Entities.” The Operating Company, Harrison Resources, Oxford Kentucky and Daron are referred to collectively herein as the “Subsidiaries.”
          1. Representations, Warranties and Agreements of the Partnership Parties. The Partnership Parties represent, warrant and agree that:
     (a) Registration; Definitions; No Stop Order. A registration statement (Registration No. 333-165662) on Form S-1 relating to the Units has (i) been prepared by the Partnership in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder; (ii) been filed with the Commission under the Securities Act; and (iii) become effective under the Securities Act. Copies of such registration statement and any amendment thereto have been delivered by the Partnership to you as the representatives (the “Representatives”) of the Underwriters. As used in this Agreement:
     (i) “Applicable Time” means [___] [a.m.][p.m.] (New York City time) on [___] [___], 2010;

     (ii) “Effective Date” means the date and time as of which such registration statement, or the most recent post-effective amendment thereto, was declared effective by the Commission;
     (iii) “Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) prepared by or on behalf of the Partnership or used or referred to by the Partnership in connection with the offering of the Units;
     (iv) “Preliminary Prospectus” means any preliminary prospectus relating to the Units included in such registration statement or filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;
     (v) “Pricing Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with the information included in Schedule 3 hereto, each Issuer Free Writing Prospectus filed with the Commission or used by the Partnership on or before the Applicable Time, other than a road show that is an Issuer Free Writing Prospectus but is not required to be filed under Rule 433 of the Rules and Regulations;
     (vi) “Prospectus” means the final prospectus relating to the Units, as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations; and
     (vii) “Registration Statement” means the registration statement on Form S-1 (Registration No. 333-165662) relating to the Units, as amended as of the Effective Date, including any Preliminary Prospectus, the Prospectus and all exhibits to such registration statement.
Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) of the Rules and Regulations prior to or on the date hereof. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding for such purpose has been instituted or, to the knowledge of any of the Partnership Parties, threatened by the Commission.
     (b) Partnership Not an “Ineligible Issuer.” The Partnership was not at the time of initial filing of the Registration Statement and at the earliest time thereafter that the Partnership or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Rules and Regulations) of the Units, is not on the date hereof and will not be on the applicable Delivery Date (as defined in Section 4) an “ineligible issuer” (as defined in Rule 405 of the Rules and Regulations).
     (c) Registration Statement and Prospectus Conform to the Requirements of the Securities Act. The Registration Statement conformed and will conform in all material respects on the Effective Date and on the applicable Delivery Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the applicable requirements of the Securities Act and the Rules and Regulations. The Pricing Disclosure Package conformed in all material respects on the Effective Date, and the Prospectus will conform in all material respects when filed with the Commission pursuant to Rule 424(b) and on the applicable Delivery Date, to the requirements of the Securities Act and the Rules and Regulations.
     (d) No Material Misstatements or Omissions in the Registration Statement. The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).
     (e) No Material Misstatements or Omissions in Prospectus. The Prospectus will not, as of its date and on the applicable Delivery Date, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).
     (f) No Material Misstatements or Omissions in Pricing Disclosure Package. The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).
     (g) No Material Misstatements or Omissions in Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433 of the Rules and Regulations), when considered together with the Pricing Disclosure Package as of the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from each Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

     (h) Issuer Free Writing Prospectuses Conform to the Requirements of the Securities Act. Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations on the date of first use, and the Partnership has complied with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Rules and Regulations. The Partnership has not made any offer relating to the Units that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives. The Partnership has retained in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Rules and Regulations. The Partnership has taken all actions necessary so that any road show (as defined in Rule 433 of the Rules and Regulations) in connection with the offering of the Units will not be required to be filed pursuant to the Rules and Regulations.
     (i) Formation, Qualification and Authority. Each of the Oxford Entities has been duly formed and is validly existing and in good standing as a limited partnership or a limited liability company, as the case may be, under the laws of its respective jurisdiction of formation, with all partnership or limited liability company, as the case may be, power and authority necessary to own or hold its properties and conduct the businesses in which it is engaged and, in the case of the General Partner, to act as the general partner of the Partnership, in each case in all material respects. Each of the Oxford Entities is duly registered or qualified to do business in and is in good standing as a foreign limited partnership or limited liability company, as applicable, in each jurisdiction in which its ownership or lease of property or the conduct of its businesses makes such qualification or registration necessary, except where the failure to be so qualified or registered or in good standing would not reasonably be expected to have a material adverse effect on the condition (financial or other), results of operations, net worth, properties or business of the Partnership and its Subsidiaries, taken as a whole (a “Material Adverse Effect”).
     (j) Ownership of the General Partner. Except as otherwise provided in the GP LLC Agreement (as defined below), C&T Coal and AIM Oxford own 33.7% and 66.3%, respectively, of the issued and outstanding membership interests in the General Partner; such membership interests have been duly authorized and validly issued in accordance with the Second Amended and Restated Limited Liability Company Agreement of the General Partner, as amended (or, if applicable, any predecessor agreement relating thereto) (the “GP LLC Agreement”), and are fully paid (to the extent required under the GP LLC Agreement) and non-assessable (except as such nonassessability may be affected by Sections 18-303, 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); C&T Coal and AIM Oxford own such membership interests free and clear of all liens, encumbrances, security interests, charges or claims (“Liens”), except as disclosed in the Prospectus.
     (k) Ownership of the General Partner Interest in the Partnership. The General Partner is, and at the applicable Delivery Date, after giving effect to the Transactions, will be, the sole general partner of the Partnership with a 2.0% general partner interest in the Partnership; such general partner interest will be duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner will own such general partner interest free and clear of all Liens.
     (l) Ownership of Sponsor Units. Assuming no purchase by the Underwriters of Option Units, at the Initial Delivery Date, C&T Coal will own 532,476 Common Units and 3,4672,220 Subordinated Units and AIM Oxford will own 1,046,327 Common Units and 6,813,160 Subordinated Units (collectively, the “Sponsor Units”); the Sponsor Units and the limited partner interests represented thereby will have been duly authorized and validly issued in accordance with the Partnership Agreement and will be fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”)); and C&T Coal and AIM Oxford will own their respective Sponsor Units free and clear of all Liens.
     (m) Valid Issuance of Units. At the Initial Delivery Date or the Option Unit Delivery Date (as defined in Section 4 hereof), as the case may be, the Firm Units or the Option Units, as the case may be, and the limited partner interests represented thereby, will be duly authorized in accordance with the Partnership Agreement and, when issued and delivered to the Underwriters against payment therefor in accordance with this Agreement, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 or 17-804 of the Delaware LP Act).
     (n) Ownership of Incentive Distribution Rights in the Partnership. The General Partner owns all of the incentive distribution rights in the Partnership (the “Incentive Distribution Rights”) and such Incentive Distribution Rights have been duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and the General Partner owns the Incentive Distribution Rights free and clear of all Liens.
     (o) Capitalization of the Partnership. Except as otherwise disclosed in the Prospectus, other than the Common Units held by the LTIP Participants, the Sponsor Units and the Incentive Distribution Rights, the Units will be the only limited partner interests of the Partnership issued and outstanding at each Delivery Date.
     (p) Ownership of the Operating Company. At each Delivery Date, the Partnership will own 100% of the issued and outstanding membership interests in the Operating Company; such membership interests have been duly authorized and validly issued in accordance with the Amended and Restated Operating Agreement of the Operating Company, as amended (the “Operating Company Operating Agreement”), and are fully paid (to the extent required under the Operating Company Operating Agreement) and non-assessable (except as such nonassessability may be affected by matters described in [___]); and the Partnership will own such membership interests free and clear of all Liens other than Liens arising under the Credit Agreement.

     (q) Ownership of Harrison Resources. At each Delivery Date, the Operating Company will own 51% of the issued and outstanding membership interests in Harrison Resources; such membership interests have been duly authorized in accordance with the Amended and Restated Operating Agreement of Harrison Resources, as amended (the “Harrison Operating Agreement”), and are fully paid (to the extent required under the Harrison Operating Agreement) and non-assessable (except as such nonassessability may be affected by matters described in [___]); and the Operating Company will own such membership interests free and clear of all Liens.
     (r) Ownership of Oxford Kentucky. At each Delivery Date, the Operating Company will own 100% of the issued and outstanding membership interests in Oxford Kentucky; such membership interests have been duly authorized in accordance with the Amended and Restated Operating Agreement of Oxford Kentucky (the “Oxford Kentucky Operating Agreement”) and are fully paid (to the extent required under the Oxford Kentucky Operating Agreement) and non-assessable (except as such nonassessability may be affected by matters described in [___]); and the Operating Company will own such membership interests free and clear of all Liens other than Liens arising under the Credit Agreement.
     (s) Ownership of Daron. At each Delivery Date, the Operating Company will own 100% of the issued and outstanding membership interests in Daron; such membership interests have been duly authorized in accordance with the Operating Agreement of Daron (the “Daron Operating Agreement”) and are fully paid (to the extent required under the Daron Operating Agreement) and non-assessable (except as such nonassessability may be affected by matters described in [___]); and the Operating Company will own such membership interests free and clear of all Liens other than Liens arising under the Credit Agreement.
     (t) No Other Subsidiaries. Other than with respect to the other Oxford Entities, the General Partner does not own, and at each Delivery Date will not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity. Other than with respect to the Subsidiaries, the Partnership does not own, and at each Delivery Date will not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity. Other than the Operating Company’s ownership of (i) a 51% membership interest in Harrison Resources, (ii) a 100% membership interest in Oxford Kentucky, and (iii) a 100% membership interest in Daron, none of the Subsidiaries owns, and at each Delivery Date will not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity. Other than the Subsidiaries, the Partnership does not have, and will not have at each Delivery Date, any subsidiaries which, individually or considered as a whole, would be deemed to be a “significant subsidiary” of the Partnership (as such term is defined in Section 1-02(w) of Regulation S-X of the Securities Act).
     (u) No Preemptive Rights, Registration Rights or Options. Except as identified in the Pricing Disclosure Package and the Prospectus or in the Partnership

Agreement, the GP LLC Agreement, the Investors’ Rights Agreement dated August 24, 2007 by and among Oxford Resource Partners, LP, Oxford Resources GP, LLC, AIM Oxford Holdings, LLC, C&T Coal, Inc., Charles C. Ungurean and Thomas T. Ungurean (the “Investors’ Rights Agreement”), the Harrison Operating Agreement, unitholder agreements with the LTIP Participants or the Employment Agreement with Jeffrey M. Gutman, there are no (i) preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity interests in any of the Oxford Entities or (ii) outstanding options or warrants to purchase any securities of any of the Oxford Entities. Except for such rights that have been waived or complied with, none of (i) the filing of the Registration Statement, (ii) the consummation of the transactions (including the Transactions) contemplated by this Agreement or (iii) the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of any of the Oxford Entities.
     (v) Authority and Authorization. The Partnership has all requisite limited partnership power and authority to issue, sell and deliver the Units in accordance with and upon the terms and conditions set forth in this Agreement and the Partnership Agreement. Each of the Partnership Parties has all requisite limited partnership or limited liability company power and authority to execute and deliver this Agreement and to perform its respective obligations hereunder. At each Delivery Date, all limited partnership and limited liability company action, as the case may be, required to be taken by any of the Partnership Parties or any of their respective unitholders, partners or members for the authorization, issuance, sale and delivery of the Units and the consummation of the transactions (including the Transactions) contemplated by this Agreement, shall have been validly taken.
     (w) Authorization, Execution and Delivery of this Agreement. This Agreement has been duly authorized and validly executed and delivered by or on behalf of the Partnership Parties.
     (x) Authorization, Execution, Delivery and Enforceability of Certain Agreements. On or before the Initial Delivery Date:
     (i) the GP LLC Agreement will have been duly authorized, executed and delivered by each of C&T Coal and AIM Oxford and will be a valid and legally binding agreement, enforceable by and against each of C&T Coal and AIM Oxford in accordance with its terms;
     (ii) the Partnership Agreement will have been duly authorized, executed and delivered by the General Partner and will be a valid and legally binding agreement of the partners in the Partnership, enforceable by and against the partners in the Partnership in accordance with its terms;
     (iii) the Operating Company Operating Agreement will have been duly authorized, executed and delivered by the Partnership and will be a valid and legally binding agreement, enforceable by and against the Partnership in accordance with its terms;
     (iv) the Harrison Operating Agreement will have been duly authorized, executed and delivered by the Operating Company and the other member of Harrison Resources and will be a valid and legally binding agreement, enforceable by and against the Operating Company and such other member in accordance with its terms;
     (v) the Oxford Kentucky Operating Agreement will have been duly authorized, executed and delivered by the Operating Company and will be a valid and legally binding agreement, enforceable by and against the Operating Company in accordance with its terms;
     (vi) the Daron Operating Agreement will have been duly authorized, executed and delivered by the Operating Company and will be a valid and legally binding agreement, enforceable by and against the Operating Company in accordance with its terms;
     (vii) the Credit Agreement will have been duly authorized, executed and delivered by the Partnership Parties that are parties thereto and the other parties thereto and will be a valid and legally binding agreement, enforceable by and against the Partnership Parties that are parties thereto in accordance with its terms;
     (viii) each of the Lease Buyout Agreements will have been duly authorized by the Partnership Parties that are parties thereto and will be a valid and legally binding agreement, enforceable by and against the parties thereto in accordance with its terms; and
     (ix) the Administrative and Operational Services Agreement (the “Administrative Services Agreement”), by and among the Partnership, the Operating Company and the General Partner, will have been duly authorized, executed and delivered by the parties thereto and will be a valid and legally binding agreement, enforceable by and against such parties in accordance with its terms;
provided, however, that, with respect to each agreement described in this Section 1(x), the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium and similar laws from time to time in effect relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law); and provided, further, that the indemnity, contribution and exoneration provisions contained in any such agreements may be limited by applicable laws relating to fiduciary duties, public policy and an implied covenant of good faith and fair dealing.
     (y) No Conflicts. None of (i) the offering, issuance and sale by the Partnership of the Units and the application of the proceeds from the sale of the Units as described under “Use of Proceeds” in the Pricing Disclosure Package, (ii) the execution, delivery and performance of this Agreement by the Partnership Parties, or (iii) the consummation of the transactions (including the Transactions) contemplated hereby (A) conflicts or will conflict with or constitutes or will constitute a violation of the agreement of limited partnership, limited liability company agreement, certificate of formation, articles of organization or conversion or other constituent document of any of the Oxford Entities, (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Oxford Entities is a party of by which any of them or any of their respective properties may be bound, (C) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body directed to any of the Oxford Entities or any of their properties in a proceeding to which any of them or their property is a party or (D) results or will result in the creation or imposition of any Lien upon any property or assets of any of the Oxford Entities, which conflicts, breaches, violations, defaults or Liens, in the case of clauses (B), (C) or (D), would reasonably be expected to have a Material Adverse Effect or materially impair the ability of any of the Oxford Entities to consummate the transactions (including the Transactions) contemplated under this Agreement.
     (z) No Consents. No permit, consent, approval, authorization, order, registration, filing or qualification of or with any court or governmental agency or body having jurisdiction over any of the Oxford Entities or any of their properties or assets is required in connection with (i) the offering, issuance or sale by the Partnership of the Units, (ii) the application of the proceeds therefrom as described under “Use of Proceeds” in the Pricing Disclosure Package, (iii) the execution and delivery of this Agreement by the Partnership Parties or (iv) consummation of the transactions (including the Transactions) contemplated hereby, except for (x) consents, approvals and similar authorizations as may be required under the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the “Blue Sky” laws of any jurisdiction or the by-laws and rules of the Financial Industry Regulating Authority, Inc. (“FINRA”) in connection with the purchase and distribution of the Units by the Underwriters, (y) such consents that have been, or prior to any such Delivery Date will be, obtained and (z) such consents that, if not obtained, would not reasonably be expected to have a Material Adverse Effect or materially impair the ability of any of the Oxford Entities to consummate the transactions (including the Transactions) contemplated under this Agreement.
     (aa) No Defaults. None of the Oxford Entities (i) is in violation of its certificate of limited partnership, agreement of limited partnership, limited liability company agreement or other organizational documents, (ii) is in violation of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any decree of any court or governmental agency or body having jurisdiction over it, or (iii) is in breach, default (or an event that, with notice or lapse of time or both, would constitute such a default) or violation in the performance of any obligation, agreement or condition contained in any bond, debenture, note or other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, which breach, default or violation, in the case of clause (ii) or (iii), would, if continued, reasonably be expected to have a Material Adverse Effect or materially impair the ability of any of the Oxford Entities to consummate the transactions (including the Transactions) contemplated under this Agreement.
     (bb) Conformity of Units to Description in the most recent Preliminary Prospectus. The Units, when issued and delivered in accordance with the terms of the Partnership Agreement and this Agreement against payment therefor as provided therein and herein, will conform in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.
     (cc) No Integration. The Partnership has not sold or issued any securities that would be integrated with the offering of the Units contemplated by this Agreement pursuant to the Securities Act, the Rules and Regulations or the interpretations thereof by the Commission.
     (dd) No Material Adverse Change. None of the Oxford Entities has sustained, since the date of the latest audited financial statements included in the Pricing Disclosure Package, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, and since such date there has not been any change in the capitalization or increase in the long-term debt of the Partnership or any of its Subsidiaries, or any adverse change in or affecting the condition (financial or other), results of operations, net worth, properties, management business of the Partnership and its Subsidiaries, taken as a whole, in each case except as described in the Pricing Disclosure Package and the Prospectus or as would not reasonably be expected to have a Material Adverse Effect.
     (ee) Conduct of Business. Except as disclosed in the Pricing Disclosure Package and the Prospectus, since the date as of which information is given in the Pricing Disclosure Package, none of the Oxford Entities has (i) incurred any liability or obligation, direct or contingent, that is material to the Partnership and its Subsidiaries, taken as a whole, other than liabilities and obligations that were incurred in the ordinary course of business, (ii) entered into any transaction not in the ordinary course of business that is material to the Partnership and its Subsidiaries, taken as a whole, or (iii) issued or granted any securities; and neither the Partnership nor any of its Subsidiaries has declared, paid or made any dividend or distribution of any class of securities.
     (ff) Financial Statements. The historical financial statements (including the related notes and supporting schedules) included in the Pricing Disclosure Package (i) comply in all material respects with the applicable requirements under the Securities Act and the Exchange Act, (ii) present fairly the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated, and (iii) have been prepared in accordance with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods involved. The summary historical and pro forma financial and operating data included in the Pricing Disclosure Package under the caption “Summary—Summary Historical and Pro Forma Financial and Operating Data” and the selected historical and pro forma financial and operating data included in the Pricing Disclosure Package under the caption “Selected Historical and Pro Forma Consolidated Financial and Operating Data” are fairly presented and prepared on a basis consistent with the audited and unaudited historical financial statements and pro forma financial statements, as applicable, from which they have been derived. The other financial information of the Partnership and its Subsidiaries, including non-GAAP financial measures, contained in the Pricing Disclosure Package has been derived from the accounting records of the Partnership and its Subsidiaries, and fairly presents the information purported to be shown thereby.
     (gg) Pro Forma Financial Statements. The pro forma financial statements included in the Pricing Disclosure Package include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the Pricing Disclosure Package. The pro forma financial statements included in the Pricing Disclosure Package comply as to form in all material respects with the applicable requirements of Regulation S-X under the Securities Act.
     (hh) Independent Registered Public Accounting Firm. Grant Thornton LLP, who has certified the consolidated financial statements of the Partnership and its Subsidiaries (and of the Partnership’s predecessor and its subsidiaries) included in the Pricing Disclosure Package, whose report appears in the Pricing Disclosure Package and who has delivered the initial letter referred to in Section 7(g) hereof, are independent public accountants as required by the Securities Act and the Rules and Regulations; and Ernst & Young LLP, who has certified the combined financial statements for the carved-out surface mining operations of Phoenix Coal Inc., an Ontario (Canada) corporation, included in the Pricing Disclosure Package, whose report appears in the Pricing Disclosure Package and who has delivered the initial letter referred to in Section 7(i) hereof, are independent public accountants under Rule 101 of AICPA’s Code of Professional Conduct, and its interpretations and rulings.
     (ii) Reserve Engineer. John T. Boyd Company (the “Engineers”), whose reserve evaluations are referenced or appear, as the case may be, in the Pricing Disclosure Package, were, as of March 3, 2010, and are, as of the date hereof, independent engineers with respect to the Partnership; and the historical information underlying the estimates of the reserves of the Partnership supplied by the Partnership to the Engineers for the purposes of preparing the reserve report, dated as of March 3, 2010, referenced in the Pricing Disclosure Package (the “Reserve Report”), was true and correct in all material respects on the date of the Reserve Report and was prepared in all material respects in accordance with customary industry practices.
     (jj) Title to Properties. Each Oxford Entity has good and indefeasible fee title to all real property and good title to all personal property described in the Pricing

Disclosure Package as being owned by them, in each case free and clear of all Liens, except (i) as are contemplated by the Pricing Disclosure Package and the Prospectus or (ii) as would not reasonably be expected to have a material adverse effect upon the ability of the Oxford Entities considered as a whole to conduct their businesses as contemplated by the Pricing Disclosure Package and the Prospectus; provided that, with respect to real property and buildings held under lease by the Oxford Entities, such real property and buildings are held under valid and subsisting and enforceable leases with such exceptions as do not materially interfere with the use of the properties of the Partnership and its Subsidiaries, taken as a whole, as described in the Pricing Disclosure Package and the Prospectus.
     (kk) Rights-of-Way. At each Delivery Date, each of the Oxford Entities will have such consents, easements, rights-of-way or licenses from any person (collectively, “rights-of-way”) as are necessary to conduct its business in the manner described in the Pricing Disclosure Package and the Prospectus, subject to such qualifications as may be set forth in the Pricing Disclosure Package and the Prospectus and except for such rights-of-way the failure of which to have obtained would not reasonably be expected to have a material adverse effect upon the ability of the Partnership and its Subsidiaries, taken as a whole, to conduct their businesses in all material respects as contemplated in the Pricing Disclosure Package; at each Delivery Date, each Oxford Entity will have fulfilled and performed all its material obligations with respect to such rights-of-way and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such failures to perform, revocations, terminations and impairments that would not reasonably be expected to have a material adverse effect upon the ability of the Partnership and its Subsidiaries, taken as a whole, to conduct their businesses in all material respects as contemplated in the Pricing Disclosure Package and the Prospectus, subject in each case to such qualification as may be set forth in the Pricing Disclosure Package and the Prospectus.
     (ll) Insurance. The Oxford Entities maintain or are entitled to the benefits of insurance covering their properties, operations, personnel and businesses against such losses and risks as are reasonably adequate to protect them and their businesses in a manner consistent with other businesses similarly situated. All such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force on each applicable Delivery Date.
     (mm) Investment Company. None of the Oxford Entities is now, or after the sale of the Units to be sold by the Partnership hereunder and the application of the net proceeds therefrom as described under “Use of Proceeds” in the Pricing Disclosure Package and the Prospectus, none of them will be (i) an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission thereunder or (ii) a “business development company” (as defined in Section 2(a)(48) of the Investment Company Act).

     (nn) Litigation. Except as described in the Pricing Disclosure Package and the Prospectus, there is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of any of the Partnership Parties, threatened, to which any of the Oxford Entities is or may be a party or to which the business or property of any of the Oxford Entities is or may be subject and (ii) no injunction, restraining order or order of any nature issued by a federal or state court or foreign court of competent jurisdiction to which any of the Oxford Entities is or may be subject, that, in the case of clauses (i) and (ii) above, would reasonably be expected to have a Material Adverse Effect or prevent or result in the suspension of the offering and issuance of the Units.
     (oo) No Omitted Descriptions. There are no legal or governmental proceedings pending or, to the knowledge of the Partnership Parties, threatened, against any of the Oxford Entities, or to which any of the Oxford Entities is a party, or to which any of their respective properties or assets is subject, that are required to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus but are not described as required, and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus or to be filed as an exhibit to the Registration Statement that are not described or filed as required by the Securities Act, the Rules and Regulations, the Exchange Act or the rules and regulations thereunder.
     (pp) Certain Relationships. Except as described in the Pricing Disclosure Package and the Prospectus, no relationship, direct or indirect, exists between or among the Partnership and its Subsidiaries, on the one hand, and the directors, officers, partners, members, customers or suppliers of any of the Oxford Entities, on the other hand, that is required to be described in the Pricing Disclosure Package which is not so described.
     (qq) No Labor Disputes. No labor dispute with the employees that are engaged in the business of the Partnership or its Subsidiaries exists or, to the knowledge of the Partnership Parties, is imminent or threatened, that would reasonably be expected to have a Material Adverse Effect.
     (rr) ERISA. (i) Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)), for which any of the Oxford Entities would have any material liability, excluding any multiemployer plan (within the meaning of Section 4001(a)(3) of ERISA) (each a “Plan”), has been maintained in material compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code; (ii) with respect to each Plan subject to Title IV of ERISA (a) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (b) no “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Internal Revenue Code of 1986, as amended (the “Code”)), whether or not waived, has occurred or is reasonably expected to occur, (c) the fair market value of the assets under each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan) and (d) none of the Oxford Entities has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA); and (iii) each Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified and nothing has occurred, whether by action or by failure to act, which would reasonably be expected to cause the loss of such qualification.
     (ss) Tax Returns. Each of the Oxford Entities has filed (or has obtained extensions with respect to) all material federal, state and foreign income and franchise tax returns required to be filed through the date hereof, which returns are complete and correct in all material respects, and has timely paid all taxes shown to be due pursuant to such returns, other than those (i) that are being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles or (ii) which, if not paid, would not reasonably be expected to result in a Material Adverse Effect.
     (tt) Books and Records. Each of the Oxford Entities (i) makes and keeps accurate books and records and (ii) maintains effective internal control over financial reporting as defined in Rule 13a-15 under the Exchange Act and a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for its assets, (C) access to the assets of the Partnership and its Subsidiaries is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
     (uu) Disclosure Controls and Procedures. (i) The Oxford Entities maintain disclosure controls and procedures (to the extent required by and as such term is defined in Rule 13a-15 under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Partnership in the reports it files or will file or submit under the Exchange Act, as applicable, is accumulated and communicated to management of the Oxford Entities, including their respective principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure to be made and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established to the extent required by Rules 13a-15 and 15d-15 of the Exchange Act.
     (vv) No Changes in Internal Controls. Since the date of the most recent balance sheet of the Partnership reviewed or audited by Grant Thornton LLP and the audit committee of the Board of Directors of the General Partner, (i) none of the Oxford Entities has been advised by Grant Thornton LLP of (A) any significant deficiencies in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect the ability of the Oxford Entities to record, process, summarize and report financial data, or any material weaknesses in internal controls over financial reporting affecting any of the Oxford Entities, or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls over financial reporting of the Oxford Entities, and (ii) since that date, there have been no significant changes in the internal controls of any of the Oxford Entities that materially affected or are reasonably likely to materially affect any internal controls over financial reporting relating to any of the Oxford Entities.
     (ww) Sarbanes-Oxley Act of 2002. There is and has been no failure on the part of the Partnership and, to the knowledge of the Partnership Parties, any of the General Partner’s directors or officers, in their capacities as such, to comply with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.
     (xx) Permits. Each of the Oxford Entities has such permits, licenses, patents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own their properties and conduct their businesses in the manner described in the Pricing Disclosure Package and the Prospectus, except for any of the foregoing that would not reasonably be expected to have a Material Adverse Effect; each of the Oxford Entities has fulfilled and performed all of its obligations with respect to the Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder or any such Permits, except as described in the Pricing Disclosure Package and the Prospectus or for any of the foregoing that would not reasonably be expected to have a Material Adverse Effect.
     (yy) Environmental Laws. Except as described in the Pricing Disclosure Package and the Prospectus, each of the Oxford Entities (i) is, and at all times prior hereto has been, in material compliance with all laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including, without limitation, any international, national, state, provincial, regional, or local authority, relating to the protection of human health or safety, the environment, or natural resources, or imposing liability or standards of conduct concerning any Hazardous Materials (as defined below) (“Environmental Laws”) applicable to such entity, which compliance includes, without limitation, obtaining, maintaining and complying with all permits and authorizations and approvals required by Environmental Laws to conduct their respective businesses, (ii) has received all material permits required of them under applicable Environmental Laws to conduct their respective businesses, (iii) is in material compliance with all terms and conditions of any such permits and (iv) has not received notice of any actual or alleged violation of Environmental Law, except where such noncompliance with Environmental Laws, failure to receive required permits or failure to comply with the terms and conditions of such permits would not reasonably be expected to have a Material Adverse Effect. Except as described in the Pricing Disclosure Package and the Prospectus, (x) there are no proceedings that are pending, or known to be contemplated, against any of the Oxford Entities under Environmental Laws in which a governmental authority is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, and (y) none of the Oxford Entities anticipates material capital expenditures relating to Environmental Laws other than those incurred in the ordinary course of their businesses for the purchase of equipment used in their mining and reclamation activities. The term “Hazardous Material” means (A) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law.
     (zz) Discrimination. None of the Oxford Entities is in violation of or has received notice of any violation with respect to any federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wage and hour laws, the violation of any of which would reasonably be expected to have a Material Adverse Affect.
     (aaa) FCPA. None of the Oxford Entities, nor, to the knowledge of the Partnership or any director, officer, agent or employee of any of the Oxford Entities, has violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977 (the “FCPA”).
     (bbb) Compliance with Money Laundering Laws. The operations of the Oxford Entities are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Oxford Entities with respect to the Money Laundering Laws is pending or, to the knowledge of the Partnership Parties, threatened, except, in each case, as would not reasonably be expected to have a Material Adverse Effect.
     (ccc) OFAC. None of the Oxford Entities, nor, to the knowledge of the Partnership Parties, any director, officer, agent or employee of any of the Oxford Entities, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Oxford Entities will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
     (ddd) Directed Unit Sales. None of the Directed Units distributed in connection with the Directed Unit Program (each as defined in Section 3 hereof) will be offered or sold outside of the United States. The Partnership has not offered, or caused Barclays

Capital Inc. to offer, Units to any person pursuant to the Directed Unit Program with the specific intent to unlawfully influence (i) a customer or supplier of any of the Oxford Entities to alter the customer’s or supplier’s level or type of business with any such entity or (ii) a trade journalist or publication to write or publish favorable information about any of the Oxford Entities or their respective businesses or products
     (eee) No Distribution of Other Offering Materials. None of the Oxford Entities has distributed or, prior to the later to occur of any Delivery Date and completion of the distribution of the Units, will distribute any offering material in connection with the offering and sale of the Units other than any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus to which the Representatives have consented in accordance with Section 1(h) or 5(a)(v), any other materials, if any, permitted by the Securities Act, including Rule 134, and, in connection with the Directed Unit Program described in Section 3, the enrollment materials prepared by Barclays Capital Inc. on behalf of the Partnership.
     (fff) Market Stabilization. None of the Oxford Entities or any of their affiliates has taken, directly or indirectly, any action designed to or which has constituted or which would reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any securities of the Partnership or to facilitate the sale or resale of the Units.
     (ggg) Listing on the New York Stock Exchange. The Units have been approved for listing on the New York Stock Exchange, subject to official notice of issuance.
          Any certificate signed by any officer of the Partnership Parties and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Units shall be deemed a representation and warranty by such entity, as to matters covered thereby, to each Underwriter.
          2. Purchase of the Units by the Underwriters. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Partnership agrees to sell 8,750,000 Firm Units to the several Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase the number of Firm Units set forth opposite that Underwriter’s name in Schedule 1 hereto. The respective purchase obligations of the Underwriters with respect to the Firm Units shall be rounded among the Underwriters to avoid fractional Units, as the Representatives may determine.
          In addition, the Partnership grants to the Underwriters an option to purchase up to 1,312,500 Option Units. Such option (the “Option”) is exercisable in the event that the Underwriters sell more Common Units than the number of Firm Units in the offering and as set forth in Section 4 hereof. Each Underwriter agrees, severally and not jointly, to purchase the number of Option Units (subject to such adjustments to eliminate fractional Units as the Representatives may determine) that bears the same proportion to the total number of Option Units to be sold on such Delivery Date as the number of Firm Units set forth in Schedule 1 hereto opposite the name of such Underwriter bears to the total number of Firm Units.

          The price of both the Firm Units and any Option Units purchased by the Underwriters shall be $[___] per Common Unit.
          The Partnership shall not be obligated to deliver any of the Firm Units or Option Units to be delivered on the applicable Delivery Date, except upon payment for all such Units to be purchased on such Delivery Date as provided herein.
          3. Offering of Units by the Underwriters. Upon authorization by the Representatives of the release of the Firm Units, the several Underwriters propose to offer the Firm Units for sale upon the terms and conditions to be set forth in the Prospectus.
          It is understood that 1,000,000 Firm Units (the “Directed Units”) will initially be reserved by the several Underwriters for offer and sale upon the terms and conditions to be set forth in the Pricing Disclosure Package and in accordance with the rules and regulations of FINRA to officers, directors, employees of the General Partner and certain of their respective friends and family (“Directed Unit Participants”) who have heretofore delivered to Citigroup Global Markets Inc. offers to purchase the Directed Units in form satisfactory to Citigroup Global Markets Inc. (such program, the “Directed Unit Program”) and that any allocation of the Directed Units among such persons will be made in accordance with timely directions received by Citigroup Global Markets Inc. from the Partnership; provided that under no circumstances will Citigroup Global Markets Inc. or any Underwriter be liable to the Partnership or to any such person for any action taken or omitted in good faith in connection with such Directed Unit Program. It is further understood that any Directed Units not affirmatively reconfirmed for purchase by any participant in the Directed Unit Program by [___]:00 A.M., New York City time, on the first business day following the date hereof or otherwise are not purchased by such persons will be offered by the Underwriters to the public upon the terms and conditions set forth in the Pricing Disclosure Package.
          The Partnership agrees to pay all reasonable and customary fees and disbursements incurred by the Underwriters in connection with the Directed Unit Program and any stamp duties or other taxes incurred by the Underwriters in connection with the Directed Unit Program.
          4. Delivery of and Payment for the Units. Delivery of and payment for the Firm Units shall be made on [___] [___], 2010, at [___]:00 A.M., New York City time, or on such other date or at such other time as shall be determined by agreement between the Representatives and the Partnership. This date and time are sometimes referred to as the “Initial Delivery Date.” Delivery of the Firm Units shall be made to the Representatives for the account of each Underwriter against payment by the several Underwriters through the Representatives and of the respective aggregate purchase prices of the Firm Units being sold by the Partnership to or upon the order of the Partnership of the purchase price by wire transfer in immediately available funds to the accounts specified by the Partnership. The Partnership shall deliver the Firm Units through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct. Time shall be of the essence, and delivery on the date and at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder.

          The Option granted in Section 2 will expire 30 days after the date of this Agreement and may be exercised in whole or from time to time in part by written notice being given to the Partnership by the Representatives; provided that, if such date falls on a day that is not a business day, the Option granted in Section 2 will expire on the next succeeding business day. Such notice shall set forth the aggregate number of Option Units as to which the option is being exercised, the names in which the Option Units are to be registered, the denominations in which the Option Units are to be issued and the date and time, as determined by the Representatives, when the Option Units are to be delivered; provided, however, that this date and time shall not be earlier than the Initial Delivery Date nor earlier than the second business day after the date on which the Option shall have been exercised nor later than the fifth business day after the date on which the Option shall have been exercised. Each date and time the Option Units are delivered is sometimes referred to as an “Option Unit Delivery Date,” and the Initial Delivery Date and any Option Unit Delivery Date are sometimes each referred to as a “Delivery Date.”
          Delivery of the Option Units by the Partnership and payment for the Option Units by the several Underwriters through the Representatives shall be made on the date specified in the corresponding notice described in the preceding paragraph as the Option Unit Delivery Date, at [___]:00 A.M., New York City time, or on such other date or at such other time as shall be determined by agreement between the Representatives and the Partnership. On the Option Unit Delivery Date, the Partnership shall deliver or cause to be delivered the Option Units to the Representatives for the account of each Underwriter against payment by the several Underwriters through the Representatives and of the respective aggregate purchase prices of the Option Units being sold by the Partnership to or upon the order of the Partnership of the purchase price by wire transfer in immediately available funds to the accounts specified by the Partnership. The Partnership shall deliver the Option Units through the facilities of Depository Trust Company unless the Representatives shall otherwise instruct. Time shall be of the essence, and delivery on the date and at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder.
          5. Further Agreements of the Partnership Parties and the Underwriters. (a) Each of the Partnership Parties, jointly and severally, covenants and agrees to cause the Partnership:
     (i) Preparation of Prospectus and Registration Statement. To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) of the Rules and Regulations not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Delivery Date except as provided herein; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment or supplement to the Registration Statement or the Prospectus has been filed and to furnish the Representatives with copies thereof; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Units for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding or examination for any such purpose or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;
     (ii) Signed Copies of Registration Statement. To furnish promptly to each of the Representatives and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;
     (iii) Copies of Documents to Underwriters. To deliver promptly to the Representatives such number of the following documents as the Representatives shall reasonably request: (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement), (B) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus and (C) each Issuer Free Writing Prospectus; and, if the delivery of a prospectus is required at any time after the date hereof in connection with the offering or sale of the Units or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Representatives and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Prospectus that will correct such statement or omission or effect such compliance;
     (iv) Filing of Amendment or Supplement. To file promptly with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the judgment of the Partnership or the Representatives, be required by the Securities Act or requested by the Commission; prior to filing with the Commission any amendment or supplement to the Registration Statement or the Prospectus, to furnish a copy thereof to the Representatives and counsel for the Underwriters and obtain the consent of the Representatives to the filing, which consent shall not be unreasonably withheld;
     (v) Issuer Free Writing Prospectus. Not to make any offer relating to the Units that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives; to comply with all applicable requirements of Rule 433 of the Rules and Regulations with respect to any Issuer Free Writing Prospectus (including retaining in accordance with such rule any Issuer Free Writing Prospectuses not required to be filed pursuant thereto); and if at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the Pricing Disclosure Package or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Representatives and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance;
     (vi) Reports to Security Holders. As soon as practicable after the Effective Date (it being understood that the Partnership shall have until at least 410 days or, if the fourth quarter following the fiscal quarter that includes the Effective Date is the last fiscal quarter of the Partnership’s fiscal year, 455 days after the end of the Partnership’s current fiscal quarter), to make generally available to the Partnership’s security holders and to deliver to the Representatives an earnings statement of the Partnership and its Subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Partnership, Rule 158);
     (vii) Qualifications. Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Units for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Units; provided that in connection therewith the Partnership shall not be required to (i) qualify as a foreign limited partnership in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject;
     (viii) Lock-Up Period; Lock-Up Letters. For a period commencing on the date hereof and ending on the 180th day after the date of the Prospectus (the “Lock-Up Period”), not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Units or securities convertible into or exchangeable for Common Units (other than (A) the Units and Common Units or securities convertible into or exchangeable for Common Units issued pursuant to employee benefit plans, qualified option plans or other employee or director compensation plans or arrangements existing on the date hereof or (B) purchases of Common Units in open market transactions following the completion of the Offering and transfers of such Common Units to employees, officers or director by employee benefit plans, qualified option plans or other employee or director compensation plans or arrangements existing on the date hereof), or sell or grant options, rights or warrants with respect to any Common Units or securities convertible into or exchangeable for Common Units (other than the grant of options pursuant to plans existing on the date hereof), (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units or other securities, in cash or otherwise, (3) file or cause to be filed a registration statement, including any amendments, with respect to the registration of any Common Units or securities convertible, exercisable or exchangeable into Common Units or any other securities of the Partnership (other than any registration statement on Form S-8) or (4) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of the Representatives, on behalf of the Underwriters, and to cause the executive officers and directors of the General Partner and the unitholders of the Partnership set forth on Schedule 2 hereto to furnish to the Representatives, prior to the Initial Delivery Date, an executed letter or letters, substantially in the form of Exhibit A hereto (the “Lock-Up Agreements”); notwithstanding the foregoing, if (1) during the last 17 days of the Lock-Up Period, the Partnership issues an earnings release or material news or a material event relating to the Partnership occurs, or (2) prior to the expiration of the Lock-Up Period, the Partnership announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed in this paragraph shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless the Representatives, on behalf of the Underwriters, waive such extension in writing;
     (ix) Application of Proceeds. To apply the net proceeds from the sale of the Units being sold by the Partnership as set forth in the Prospectus; and
     (x) Directed Unit Program. In connection with the Directed Unit Program, to ensure that the Directed Units held by Directed Unit Participants who purchase in excess of [___] Directed Units under the Directed Unit Program will be restricted from sale, transfer, assignment, pledge or hypothecation to the same extent as sales and dispositions of Common Units by the Partnership are restricted pursuant to Section 5(a)(viii); provided, however, that the lock-up period for such Directed Unit Participants (other than any Person identified on Schedule 2 hereto) will be [___] days and the Representatives will notify the Partnership as to which Directed Unit Participants will need to be so restricted. At the request of Citigroup Global Markets Inc., the Partnership will direct the transfer agent to place stop transfer restrictions upon such securities for such period of time as is consistent with Section 5(a)(viii); and
     (b) Each Underwriter severally agrees that such Underwriter shall not include any “issuer information” (as defined in Rule 433 of the Rules and Regulations) in any “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) used or referred to by such Underwriter without the prior consent of the Partnership (any such issuer information with respect to whose use the Partnership has given its consent, “Permitted Issuer Information”); provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Partnership with the Commission prior to the use of such free writing prospectus and (ii) “issuer information,” as used in this Section 5(b), shall not be deemed to include information prepared by or on behalf of such Underwriter on the basis of or derived from issuer information.
          6. Expenses. The Partnership agrees to pay or cause to be paid all costs, expenses, fees and taxes incident to and in connection with (a) the authorization, issuance, sale and delivery of the Units, and the preparation, printing, issuance and delivery of certificates for the Units, including any stamp or transfer taxes in connection with the original issuance and sale of the Units; (b) the preparation, printing and filing under the Securities Act of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto; (c) the distribution of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto, all as provided in this Agreement; (d) the production and distribution of this Agreement, any supplemental agreement among Underwriters, and any other related documents in connection with the offering, purchase, sale and delivery of the Units; (e) services provided by the transfer agent or registrar; (f) any filing fees in connection with any required review by FINRA of the terms of sale of the Units; (g) the listing of the Units on the New York Stock Exchange or any other exchange; (h) the qualification of the Units under the securities laws of the several jurisdictions as provided in Section 5(a)(vii) and the preparation, printing and distribution of a Blue Sky Memorandum; (i) the preparation, printing and distribution of one or more versions of the Preliminary Prospectus and the Prospectus for distribution in Canada, including in the form of a Canadian “wrapper” (including related fees and expenses of Canadian counsel to the Underwriters); (j) the offer and sale of Units by the Underwriters in connection with the Directed Unit Program, consisting of the costs and expenses of preparation, printing and distribution of the Directed Unit Program materials and all stamp duties or other taxes incurred by the Underwriters in connection with the Directed Unit Program; (k) the investor presentations on any “road show” undertaken in connection with the marketing of the Units, including, without limitation, expenses associated with any electronic roadshow, travel and lodging expenses of the Representatives and officers of the General Partner; and (l) all other costs and expenses incident to the performance of the obligations of the Partnership under this Agreement; provided that, except as provided in this Section 6 and in Section 11, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Units which they may sell and the expenses of advertising any offering of the Units made by the Underwriters.

          7. Conditions of Underwriters’ Obligations. The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Partnership Parties contained herein, to the performance by the Partnership Parties of their obligations hereunder, and to each of the following additional terms and conditions:
     (a) The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a)(i); the Partnership Parties shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding or examination for such purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.
     (b) No Underwriter shall have discovered and disclosed to the Partnership Parties on or prior to such Delivery Date that the Registration Statement, the Prospectus or the Pricing Disclosure Package, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the opinion of Andrews Kurth LLP, counsel to the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary (in the case of the Prospectus and the Pricing Disclosure Package, in light of the circumstances under which such statements were made) to make the statements therein not misleading.
     (c) All limited partnership and limited liability company proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Units, the Registration Statement, the Pricing Disclosure Package, the Prospectus and any Issuer Free Writing Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby (including the Transactions), shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Partnership Parties shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.
     (d) Latham & Watkins LLP shall have furnished to the Representatives its written opinion, as counsel to the Partnership, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form attached hereto as Exhibit B-1.
     (e) Squire, Sanders & Dempsey L.L.P. shall have furnished to the Representatives (i) its written opinion, as counsel to the Partnership, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form attached hereto as Exhibit B-2 and (ii) a copy of their opinion delivered to the lenders under the Credit Facility and a reliance letter, dated such Delivery Date, in the form of Exhibit B-3 entitling the Underwriters to rely on such opinion as if it were addressed to them.

     (f) The Representatives shall have received from Andrews Kurth LLP, counsel for the Underwriters, such opinion or opinions, dated such Delivery Date, with respect to the issuance and sale of the Units, the Registration Statement, the Prospectus and the Pricing Disclosure Package and other related matters as the Representatives may reasonably require, and the Partnership Parties shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.
     (g) At the time of execution of this Agreement, the Representatives shall have received from Grant Thornton LLP a letter, in form and substance reasonably satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof, (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Pricing Disclosure Package, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.
     (h) With respect to the letter of Grant Thornton LLP referred to in the preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement (the “GT initial letter”), the Partnership Parties shall have furnished to the Representatives a letter (the “GT bring-down letter”) of such accountants, addressed to the Underwriters and dated such Delivery Date, (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the GT bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date of the GT bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the GT initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the GT initial letter.
     (i) At the time of execution of this Agreement, the Representatives shall have received from Ernst & Young LLP a letter, in form and substance reasonably satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof.
     (j) With respect to the letter of Ernst & Young LLP referred to in the preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement (the “EY initial letter”), the Partnership Parties shall have furnished to the Representatives a letter of such accountants, addressed to the Underwriters and dated such Delivery Date, confirming in all material respects the conclusions and findings set forth in the EY initial letter.

     (k) The Representatives shall have received from John T. Boyd Company, at the time of execution of this Agreement, an initial letter (the “initial expert letter”), in form and substance reasonably satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof, and a subsequent letter, dated as of the Delivery Date, which such subsequent letter shall be in form and substance reasonably satisfactory to the Representatives and cover the period from the date of the initial expert letter to such Delivery Date.
     (l) The Partnership shall have furnished to the Representatives a certificate, dated such Delivery Date, of the Chief Executive Officer and Chief Financial Officer of the General Partner stating that:
     (i) The representations, warranties and agreements of the Partnership Parties in Section 1 are true and correct on and as of such Delivery Date, and the Partnership Parties have complied with all their agreements contained herein and satisfied all the conditions to be performed or satisfied by the Partnership Parties hereunder at or prior to such Delivery Date;
     (ii) No stop order suspending the effectiveness of the Registration Statement has been issued; and no proceedings or examination for that purpose have been instituted or, to the knowledge of such officers, threatened; and
     (iii) Such officers have carefully examined the Registration Statement, the Prospectus and the Pricing Disclosure Package, and, in their opinion, (A) (1) the Registration Statement, as of the Effective Date, (2) the Prospectus, as of its date and on the applicable Delivery Date, or (3) the Pricing Disclosure Package, as of the Applicable Time, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading.
     (m) The New York Stock Exchange shall have approved the Units for listing, subject only to official notice of issuance.
     (n) The Lock-Up Agreement between the Representatives and each of the parties listed on Schedule 2 hereto and, in the case of each participant in the Directed Unit Program, the lock-up agreement contained in the Directed Unit Program materials and delivered to the Representatives on or before the date of this Agreement, shall be in full force and effect on such Delivery Date.
          If any of the conditions specified in this Section 7 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be cancelled at, or at any time prior to, the applicable Delivery Date by the Underwriters. Notice of such cancellation shall be given to the Partnership in writing or by telephone or facsimile confirmed in writing.
          All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.
          8. Indemnification and Contribution.
     (a) Each of the Partnership Parties, jointly and severally, shall indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter, each affiliate of any Underwriter who has participated in the distribution of the Units as underwriters, each broker-dealer affiliate of any Underwriter and each other affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, without limitation, any loss, claim, damage, liability or action relating to purchases and sales of the Units), to which that Underwriter, director, officer, employee, agent, affiliate or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Prospectus, the Registration Statement, the Prospectus or any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or any amendment or supplement thereto, (C) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) used or referred to by any Underwriter or (D) any “road show” (as defined in Rule 433 of the Rules and Regulations) not constituting an Issuer Free Writing Prospectus (a “Non-Prospectus Road Show”) or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement thereto, or in any Permitted Issuer Information or any Non-Prospectus Road Show, any material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, in light of the circumstances under which such statements were made), and shall reimburse each Underwriter and each such director, officer, employee, agent, affiliate or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, director, officer, employee, agent, affiliate or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Partnership Parties shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or any such amendment or supplement thereto, or in any Permitted Issuer Information or any Non-Prospectus Road Show, in reliance upon and in conformity with information concerning such Underwriter furnished to the Partnership Parties through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 8(e). The foregoing indemnity agreement is in addition to any liability which the Partnership Parties may otherwise have to any Underwriter or to any director, officer, employee, agent, affiliate or controlling person of that Underwriter.
     (b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless each of the Partnership Parties, the General Partner’s directors and officers who sign or consent to be included in the Registration Statement, and each person, if any, who controls any of the Partnership Parties within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Partnership Parties or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement thereto or in any Non-Prospectus Road Show, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement thereto or in any Non-Prospectus Road Show any material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, in light of the circumstances under which such statements were made), but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to any other Partnership Parties through the Representatives by or on behalf of that Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 8(e). The foregoing indemnity agreement is in addition to any liability that any Underwriter may otherwise have to the Partnership Parties or any such director, officer or controlling person.
     (c) After receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, promptly notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party under this Section 8 in connection with the defense thereof unless (i) the indemnifying party shall have agreed in writing to pay such fees and expenses, (ii) the indemnifying party shall have failed within a reasonable period of time to assume the defense and retain counsel or (iii) the indemnified party shall have reasonably concluded, based on the advice of counsel, that there may be defenses available to it or them that are different from, additional to or in conflict with those available to the Partnership Parties (in which case the indemnifying party shall not have the right to direct the defense of such action, suit or proceeding on behalf of the indemnified party or parties), in any of which events the indemnifying party shall pay the reasonable fees and expenses of such counsel as such fees and expenses are incurred (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one action, suit or proceeding or series of related actions, suits or proceedings in the same jurisdiction representing the indemnified parties who are parties to such action, suit or proceeding). No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any findings of fact or admissions of fault or culpability as to the indemnified party, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.
     (d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Partnership Parties, on the one hand, and the Underwriters, on the other, from the offering of the Units or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Partnership Parties, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Partnership Parties, on the one hand, and the Underwriters, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Units purchased under this Agreement (before deducting expenses) received by the Partnership Parties, as set forth in the table on the cover page of the Prospectus, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the Units purchased under this Agreement, as set forth in the table on the cover page of the Prospectus, on the other hand. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Partnership Parties or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Partnership Parties and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the net proceeds from the sale of the Units underwritten by it exceeds the amount of any damages that such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 8(d) are several in proportion to their respective underwriting obligations and not joint.
     (e) The Underwriters severally confirm and the Partnership Parties acknowledge and agree that the statements regarding the delivery of Units by the Underwriters set forth on the cover page of the Prospectus, and the statements in the first paragraph following the table under the subheading “Commissions and Expenses,” the third paragraph under the subheading “Lock-Up Agreements,” the information under the subheadings “Offering Price Determination,” “Stabilization, Short Positions and Penalty Bids,” “Electronic Distribution,” “Discretionary Sales” and “Selling Restrictions” and the second paragraph under the subheading “Relationships/FINRA Conduct Rules,” each as set forth under the caption “Underwriting” in the Pricing Disclosure Package and the Prospectus, are correct and constitute the only information concerning such Underwriters furnished in writing to the Partnership Parties by or on behalf of the Underwriters specifically for inclusion in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement thereto or in any Non-Prospectus Road Show.
     (f) The Partnership Parties shall indemnify and hold harmless Citigroup Global Markets Inc. (including their directors, officers, employees and agents, their affiliates who has participated in the distribution of the Units as underwriters, their broker-dealer affiliates, and their affiliates within the meaning of Rule 405 of the Securities Act) and each person, if any, who controls Citigroup Global Markets Inc. within the meaning of Section 15 of the Securities Act (the “Directed Unit Program Entities”), from and against any loss, claim, damage or liability or any action in respect thereof to which any of the Directed Unit Program Entities may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action (i) arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the approval of any of the Partnership Parties for distribution to Directed Unit Participants in connection with the Directed Unit Program or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) arises out of, or is based upon, the failure of the Directed Unit Participant to pay for and accept delivery of Directed Units that the Directed Unit Participant agreed to purchase or (iii) is otherwise related to the Directed Unit Program; provided that the Partnership Parties shall not be liable under this clause (iii) for any loss, claim, damage, liability or action that is determined in a final judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Directed Unit Program Entities. The Partnership Parties shall reimburse the Directed Unit Program Entities promptly upon demand for any legal or other expenses reasonably incurred by them in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred.
          9. Defaulting Underwriters. If, on any Delivery Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Units that the defaulting Underwriter agreed but failed to purchase on such Delivery Date in the respective proportions which the number of Firm Units set forth opposite the name of each remaining non-defaulting Underwriter in Schedule 1 hereto bears to the total number of Firm Units set forth opposite the names of all the remaining non-defaulting Underwriters in Schedule 1 hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Units on such Delivery Date if the total number of Units that the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 10% of the total number of Units to be purchased on such Delivery Date. If the foregoing maximum is exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Representatives who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Units to be purchased on such Delivery Date. If the remaining Underwriters or other underwriters satisfactory to the Representatives do not elect to purchase the Units that the defaulting Underwriter or Underwriters agreed but failed to purchase on such Delivery Date, this Agreement (or, with respect to any Option Unit Delivery Date, the obligation of the Underwriters to purchase, and of the Partnership to sell, the Option Units) shall terminate without liability on the part of any non-defaulting Underwriter or any of the Partnership Parties. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule 1 hereto that, pursuant to this Section 9, purchases Units that a defaulting Underwriter agreed but failed to purchase.
          Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Partnership Parties for damages caused by its default. If other Underwriters are obligated or agree to purchase the Units of a defaulting or withdrawing Underwriter, either the Representatives or the Partnership may postpone the Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Partnership or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.

     10. Termination. This Agreement shall be subject to termination, without liability on the part of any Underwriters to the Partnership Parties, by notice to the Partnership, if prior to the Initial Delivery Date or any Option Unit Delivery Date (if different from the Initial Delivery Date and then only as to the Option Units), as the case may be, (i) trading in the Common Units shall have been suspended by the Commission or the New York Stock Exchange, (ii) trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established; (iii) a banking moratorium shall have been declared either by federal or New York state authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States shall have occurred; or (iv) there shall have occurred any outbreak or escalation of hostilities or acts of terrorism, declaration by the United States of a national emergency or war, or other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Units as contemplated by the Prospectus (exclusive of any amendment or supplement thereto). Notice of such termination may be given to the Partnership by telegram, telecopy or telephone and shall be subsequently confirmed by letter.
     11. Termination Expenses. If this Agreement shall terminate or shall be terminated after execution pursuant to any provisions hereof (otherwise than pursuant to Section 9 hereof or Section 10 hereof (except pursuant to Section 10(i)) or if this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Partnership Parties to comply with the terms or fulfill any of the conditions of this Agreement, the Partnership Parties agree to reimburse the Underwriters for all reasonable out-of-pocket expenses (including reasonable fees and expenses of counsel for the Underwriters) incurred by the Underwriters in connection herewith.
     12. Research Analyst Independence. Each of the Partnership Parties acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Partnership and/or the offering of the Units that differ from the views of their respective investment banking divisions. Each of the Partnership Parties hereby waives and releases, to the fullest extent permitted by law, any claims that the Partnership Parties may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Partnership Parties by such Underwriters’ investment banking divisions. Each of the Partnership Parties acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.
     13. No Fiduciary Duty. Each of the Partnership Parties acknowledges and agrees that, in connection with this offering, sale of the Units or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (i) no fiduciary or agency relationship between any of the Partnership Parties and any other person, on the one hand, and the Underwriters, on the other hand, exists; (ii) the Underwriters are not acting as advisors, expert or otherwise, to any of the Partnership Parties, including, without limitation, with respect to the determination of the public offering price of the Units, and such relationship between the Partnership Parties, on the one hand, and the Underwriters, on the other hand, is entirely and solely commercial, based on arms’-length negotiations; (iii) any duties and obligations that the Underwriters may have to any of the Partnership Parties shall be limited to those duties and obligations specifically stated herein; and (iv) the Underwriters and their respective affiliates may have interests that differ from those of the Partnership Parties. Each of the Partnership Parties hereby waives any claims that any such entity may have against the Underwriters with respect to any breach of fiduciary duty in connection with this offering of Units.
     14. Notices, Etc. All statements, requests, notices and agreements hereunder shall be in writing, and:
     (a) if to the Underwriters, shall be delivered or sent by mail or facsimile transmission to (i) Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (Fax: 646-834-8133), with a copy, in the case of any notice pursuant to Section 8(c), to the Director of Litigation, Office of the General Counsel, Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019 and (ii) Citigroup Global Markets Inc., 388/390 Greenwich Street, New York, New York 10013, Attention: General Counsel (facsimile: (212) 816-7912); and
     (b) if to the Partnership, shall be delivered or sent by mail or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Michael B. Gardner, General Counsel (Fax: (614) 754-7100).
Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Partnership Parties shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by Barclays Capital Inc. on behalf of the Representatives.
          15. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Partnership Parties and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Partnership Parties contained in this Agreement shall also be deemed to be for the benefit of the directors, officers, employees and agents of each of the Underwriters, each affiliate of any Underwriter who has participated in the distribution of Units as underwriters, each broker-dealer affiliate of any Underwriter and each other affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act, and each person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Underwriters contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of the General Partner’s directors and officers who sign or consent to be included in the Registration Statement, and any person controlling the Partnership Parties within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 15, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.
          16. Survival. The respective indemnities, representations, warranties and agreements of the Partnership Parties and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Units and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.
          17. Definition of the Terms “Business Day” and “Subsidiary”. For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close and (b) “subsidiary” has the meaning set forth in Rule 405 of the Rules and Regulations.
          18. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
          19. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.
          20. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.
[Signature pages follow]

     If the foregoing correctly sets forth the agreement between the Partnership Parties and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

Oxford Resources GP, LLC

By:

Name:

Title:

Oxford Resource Partners, LP

	By:	Oxford Resources GP, LLC,
its general partner

By:

Name:

Title:

Oxford Mining Company, LLC

By:

Name:

Title:

Accepted:

Barclays Capital Inc.
Citigroup Global Markets Inc.

For themselves and as Representatives
of the several Underwriters named
in Schedule 1 hereto

Barclays Capital Inc.

By:

Authorized Representative

Citigroup Global Markets Inc.

By:

Authorized Representative

SCHEDULE 1

Number of Firm Units
Underwriters	to be Purchased
Barclays Capital Inc.
Citigroup Global Markets Inc.
Credit Suisse Securities (USA) LLC
Raymond James & Associates, Inc.
Wells Fargo Securities, LLC

Total

Schedule 1

SCHEDULE 2
PERSONS DELIVERING LOCK-UP AGREEMENTS
Directors

Officers

Unitholders

Schedule 2

SCHEDULE 3
1.	Public offering price for the Units: $[___]

2.	Number of Units: [___]

Schedule 3

SCHEDULE 4
1.	Letter dated May 3, 2010 for Equipment Lease Payoff/Termination and Equipment Purchase Transaction executed by Caterpillar Financial Services Corporation in favor of Oxford Resource Partners, LP, Oxford Resources GP, LLC, Oxford Mining Company, LLC and Oxford Mining Company — Kentucky, LLC.

2.	Letter dated May 12, 2010 for Equipment Lease Payoff/Termination and Equipment Purchase Transaction executed by General Electric Capital Corporation in favor of Oxford Resource Partners, LP, Oxford Resources GP, LLC, Oxford Mining Company, LLC and Oxford Mining Company — Kentucky, LLC.

3.	Letter dated May 10, 2010 for Equipment Lease Termination and Equipment Purchase Transaction executed by OMCO Leasing Corporation in favor of Oxford Resource Partners, LP, Oxford Resources GP, LLC, Oxford Mining Company, LLC and Oxford Mining Company — Kentucky, LLC.

4.	Letter dated May 12, 2010 for Equipment Lease Payoff/Termination and Equipment Purchase Transaction executed by Komatsu Financial Limited Partnership in favor of Oxford Resource Partners, LP, Oxford Resources GP, LLC, Oxford Mining Company, LLC and Oxford Mining Company — Kentucky, LLC.

5.	Letter dated May 12, 2010 for Payoff Calculation and Payoff Transaction executed by Sovereign Bank in favor of Oxford Resource Partners, LP and Oxford Mining Company, LLC.

6.	Letter agreement dated June 2, 2010 for Lease Payoff/Termination and Equipment Purchase Transaction between Marquette Equipment Finance, LLC, on the one hand, and Oxford Resource Partners, LP and Oxford Mining Company, LLC, on the other hand.

Schedule 4

EXHIBIT A
LOCK-UP LETTER AGREEMENT
Barclays Capital Inc.
Citigroup Global Markets Inc.
As Representatives of the several Underwriters
     named in Schedule 1 to the Underwriting Agreement
c/o Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019
c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
Ladies and Gentlemen:
     The undersigned understands that you and certain other firms (the “Underwriters”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) providing for the purchase by the Underwriters of common units (the “Common Units”) representing limited partner interests in Oxford Resource Partners, LP, a Delaware limited partnership (the “Partnership”), and that the Underwriters propose to reoffer the Common Units to the public (the “Offering”).
     In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that without the prior written consent of Barclays Capital Inc. and Citigroup Global Markets Inc., on behalf of the Underwriters, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Units (including, without limitation, Common Units that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and Common Units that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for Common Units, except for transfers of Common Units (i) to an affiliate or (ii) as a bona fide gift (provided that in the case of any such transfer (A) the transferee or donee shall execute and deliver a lock-up letter agreement substantially in the form of this lock-up letter agreement and (B) no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended, reporting a reduction in beneficial ownership of Common Units, shall be required or voluntarily made during the Lock-Up Period (as defined below)), (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of the Common Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units or other securities, in cash or otherwise, (3) make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any Common Units or securities convertible into or exercisable or exchangeable for Common Units or any other securities of the Partnership or (4) publicly disclose the intention to do any of the foregoing, for a period commencing on the date hereof and ending on the 180th day after the date of the Prospectus relating to the Offering (such 180-day period, the “Lock-Up Period”).
     Notwithstanding the foregoing, if (1) during the last 17 days of the Lock-Up Period, the Partnership issues an earnings release or material news or a material event relating to the Partnership occurs, or (2) prior to the expiration of the Lock-Up Period, the Partnership announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by this Lock-Up Letter Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless the Representatives waive such extension in writing. The undersigned hereby further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Letter Agreement during the period from the date of this Lock-Up Letter Agreement to and including the 34th day following the expiration of the Lock-Up Period, the undersigned will give notice thereof to the Partnership and will not consummate such transaction or take any such action unless the undersigned has received written confirmation from the Partnership that the Lock-Up Period (as such may have been extended pursuant to this paragraph) has expired.
     In furtherance of the foregoing, the Partnership and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.
     It is understood that, if the Partnership notifies the Underwriters that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Units, the undersigned automatically shall be released from any obligations under this Lock-Up Letter Agreement.
     The undersigned understands that the Partnership and the Underwriters will proceed with the Offering in reliance on this Lock-Up Letter Agreement.
     Whether or not the Offering actually occurs depends on a number of factors, including market conditions. The Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Partnership and the Underwriters.
     The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.
[Signature page follows]

A-2

     The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,
By:
Name:
Title:

Dated: ___, 2010

A-3

EXHIBIT B-1
FORM OF OPINION OF LATHAM & WATKINS LLP
     (i) Each of the General Partner and the Partnership has been duly formed and is validly existing and in good standing as a limited partnership or a limited liability company, as the case may be, under the laws of its jurisdiction of formation, with all limited liability company or limited partnership, as the case may be, power and authority necessary to own or hold its properties and conduct the businesses in which it is engaged and, in the case of the General Partner, to act as the general partner of the Partnership, in each case in all material respects. Each of the General Partner and the Partnership is duly registered or qualified to do business and is in good standing as a foreign limited partnership or limited liability company, as applicable, in each jurisdiction set forth opposite its name on Exhibit 1 to this opinion.
     (ii) C&T Coal and AIM Oxford are the record holders of 33.7% and 66.3%, respectively, of the issued and outstanding membership interests in the General Partner; such membership interests have been duly authorized and validly issued in accordance with the GP LLC Agreement and are fully paid (to the extent required under the GP LLC Agreement) and non-assessable (except as such nonassessability may be affected by Sections 18-303, 18-607 and 18-804 of the Delaware LLC Act); and C&T Coal and AIM Oxford hold such membership interests free and clear of all Liens (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming C&T Coal or AIM Oxford as debtors is on file in the office of the Secretary of State of the State of Delaware, or (B) otherwise known to such counsel without independent investigation, other than those created by or arising under the Delaware LLC Act.
     (iii) The General Partner is the sole general Partner of the Partnership, with a 2.0% general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner owns such general partner interest free and clear of all Liens (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel without independent investigation, other than those created by or arising under the Delaware LP Act.
     (iv) C&T Coal and AIM Oxford are the record holders of all of the outstanding Sponsor Units; the Sponsor Units and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and AIM Oxford holds its Sponsor Units free and clear of all Liens (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming AIM Oxford as debtor is on file in the office of the Secretary of State of the State of Delaware, or (B) otherwise known to such counsel without independent investigation, other than those created by or arising under the Delaware LP Act.
     (v) The Units and the limited partner interests represented thereby have been duly authorized in accordance with the Partnership Agreement and, when issued and delivered to the Underwriters against payment therefor in accordance with the Underwriting Agreement, have

B-1-1

been validly issued and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 or 17-804 of the Delaware LP Act). Other than the Sponsor Units, the Incentive Distribution Rights and the [LTIP Units], the Units are the only limited partnership interests in the Partnership issued and outstanding.
     (vi) The General Partner owns all of the Incentive Distribution Rights; such Incentive Distribution Rights and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and the General Partner owns such Incentive Distribution Rights free and clear of all Liens (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file in the office of the Secretary of State of the State of Delaware, or (B) otherwise known to such counsel without independent investigation, other than those created by or arising under the Delaware LP Act.
     (vii) Except as described in the Pricing Disclosure Package and the Prospectus or as set forth in the Partnership Agreement, the GP LLC Agreement, the Investors’ Rights Agreement, unitholder agreements with the LTIP Participants or the Employment Agreement with Jeffrey M. Gutman, there are no (i) preemptive rights or other rights to subscribe for or to purchase, or restrictions upon the voting or transfer of, any equity interests in any of the General Partner or the Partnership or (ii) outstanding options or warrants to purchase any securities of any of the General Partner or the Partnership. Except for such rights that have been waived or complied with, to the knowledge of such counsel neither the filing of the Registration Statement or the sale of the Units contemplated by the Underwriting Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of any of the General Partner or the Partnership.
     (viii) The Partnership has all requisite limited partnership power and authority to issue, sell and deliver (i) the Units in accordance with and upon the terms and conditions set forth in the Underwriting Agreement and the Partnership Agreement and (ii) the Sponsor Units and Incentive Distribution Rights, in accordance with and upon the terms and conditions set forth in the Partnership Agreement. Each of the Partnership and the General Partner has all requisite limited partnership and limited liability company power and authority, respectively, to execute and deliver the Underwriting Agreement and to perform its respective obligations thereunder. All limited partnership and limited liability company action, as the case may be, required to be taken by any of the Partnership or the General Partner or any of their respective unitholders, members or partners for the authorization, issuance, sale and delivery of the Units, the Sponsor Units and the Incentive Distribution Rights and the consummation of the transactions (including the Transactions) contemplated by the Underwriting Agreement has been validly taken.
     (ix) The Underwriting Agreement has been duly authorized and validly executed and delivered by each of the General Partner and the Partnership.
     (x) [The GP LLC Agreement, the Partnership Agreement and the Administrative Services Agreement have been duly authorized by each of the General Partner

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and the Partnership, as applicable, and are valid and legally binding agreements, enforceable against the General Partner and the Partnership, as applicable, in accordance with their terms; provided, however, that, with respect to each such agreement, the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and provided, further, that the indemnity, contribution and exoneration provisions contained in any such agreements may be limited by applicable laws relating to fiduciary duties, public policy and an implied covenant of good faith and fair dealing.]
     (xi) None of (i) the offering, issuance and sale by the Partnership of the Units and the application of the proceeds from the sale of the Units as described under “Use of Proceeds” in the Pricing Disclosure Package and the Prospectus, (ii) the execution, delivery and performance of the Underwriting Agreement by the General Partner and the Partnership or (iii) the consummation of the transactions (including the Transactions) contemplated by the Underwriting Agreement (A) conflicts or will conflict with, or constitutes or will constitute a violation of, the partnership agreement, limited liability company agreement, certificate of formation, certificate of limited partnership or other constituent document of any of the General Partner and the Partnership, (B) conflicts or will conflict with, or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under, any [indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument filed as an exhibit to the Registration Statement], (C) violates or will violate the Delaware LP Act, the Delaware LLC Act or federal law or (D) results or will result in the creation or imposition of any Lien upon any property or assets of any of the Partnership or the General Partner, which conflicts, breaches, violations, defaults or Liens, in the case of clauses (B), (C) or (D), would reasonably be expected to have a Material Adverse Effect or materially impair the ability of any of the General Partner and the Partnership to consummate the transactions (including the Transactions) contemplated under the Underwriting Agreement, it being understood that such counsel need not express an opinion in clause (C) of this paragraph (xi) with respect to any securities or other anti-fraud law.
     (xii) No permit, consent, approval, authorization or order, or registration, filing or qualification under the Delaware LP Act, the Delaware LLC Act or federal law, is required in connection with (i) the offering, issuance or sale by the Partnership of the Units, (ii) the application of the proceeds therefrom as described under “Use of Proceeds” in the Pricing Disclosure Package and the Prospectus, (iii) the execution and delivery of the Underwriting Agreement by the General Partner or the Partnership and (iv) the consummation of the transactions (including the Transactions) contemplated under the Underwriting Agreement, except (A) such as have been obtained under the Securities Act (as to which such counsel need not express any opinion), (B) such as may be required under the blue sky laws of any jurisdiction or the by-laws and rules of FINRA in connection with the purchase and distribution by the Underwriters of the Units in the manner contemplated herein and in the Pricing Disclosure Package and the Prospectus (as to which such counsel need not express any opinion), (C) such that the failure to obtain would not reasonably be expected to have a Material Adverse Effect or materially impair the ability of the Partnership to consummate the transactions contemplated by

B-1-3

the Underwriting Agreement and (D) such others that have been obtained or taken and are in full force and effect.
     (xiii) The Common Units, the Subordinated Units and the Incentive Distribution Rights conform in all material respects to the descriptions thereof set forth under the captions “Cash Distribution Policy and Restrictions on Distributions,” “How We Make Cash Distributions,” and “Description of the Common Units” in the Pricing Disclosure Package and the Prospectus.
     (xiv) The statements made in the Pricing Disclosure Package and the Prospectus under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Credit Facility,” “Business—Regulation and Laws,” “Conflicts of Interest and Fiduciary Duties,” “Cash Distribution Policy and Restrictions of Distributions,” “The Partnership Agreement,” “Certain Relationships and Related Party Transactions,” “How We Make Cash Distributions,” and “Description of the Common Units,” insofar as they purport to constitute summaries of the terms of statutes, rules or regulations, legal and governmental proceedings or contracts and other documents, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts and other documents in all material respects.
     (xv) The opinion of Latham & Watkins LLP that is filed as Exhibit 8.1 to the Registration Statement is confirmed and the Underwriters may rely upon such opinion as if it were addressed to them.
     (xvi) The Registration Statement was declared effective under the Securities Act as of the date and time specified in such opinion, and the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) of the Rules and Regulations specified in such opinion on the date specified therein. To such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding or examination for such purpose has been instituted or threatened by the Commission.
     (xvii) (A) The Registration Statement, on the Effective Date and on the applicable Delivery Date, and (B) the Prospectus, when filed with the Commission pursuant to Rule 424(b) and on the applicable Delivery Date, were, on their face, appropriately responsive, in all material respects, to the requirements of the Securities Act and the Rules and Regulations, except that in each case such counsel need express no opinion with respect to the financial statements or other financial information and reserve data contained in or omitted from the Registration Statement or the Prospectus.
     (xviii) None of the Oxford Entities is an “investment company” within the meaning of and subject to regulation under the Investment Company Act of 1940, as amended.
          In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon the representations of the Partnership Parties set forth in the Underwriting Agreement and upon certificates of officers and employees of the Oxford Entities and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all

B-1-4

documents examined by them are genuine, (C) state that their opinion is limited to federal laws, the Delaware LP Act, the Delaware LLC Act, and the laws of the State of Texas, (D) with respect to the opinions as to the due qualification or registration as a foreign limited partnership or limited liability company, as the case may be, of the Oxford Entities, such opinions are based upon certificates of foreign qualification or registration provided by the Secretary of State of the states listed on an annex to be attached to such counsel’s opinion (each of which shall be dated as of a date not more than fourteen days prior to the Closing Date and shall be provided to counsel to the Underwriters), and (F) state that they express no opinion with respect to (i) title of any of the Oxford Entities to their respective real or personal property, (ii) any permits to own or operate any real or personal property or (iii) state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the Oxford Entities may be subject.
     In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Partnership Parties and the independent public accountants of the Partnership and your representatives, at which the contents of the Registration Statement, the Pricing Disclosure Package and the Prospectus and related matters were discussed, and although such counsel have not independently verified, are not passing upon, and are not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in, the Registration Statement, the Pricing Disclosure Package and the Prospectus (except to the extent specified in the foregoing opinion), based on the foregoing, no facts have come to such counsel’s attention that lead such counsel to believe that:
     (A) the Registration Statement, as of the Effective Date, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading;
     (B) the Pricing Disclosure Package, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or
     (C) the Prospectus, as of its date and as of such Delivery Date, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
it being understood that such counsel express no statement or belief in this letter with respect to (i) the financial statements and related schedules, including the notes and schedules thereto and the auditors’ reports thereon, or (ii) any other financial, accounting, reserve or related statistical information included in or omitted from the Registration Statement, the Pricing Disclosure Package or the Prospectus.

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EXHIBIT B-2
FORM OF OPINION OF SQUIRE, SANDERS & DEMPSEY L.L.P.
     (i) Each of the Operating Company, Harrison Resources, Oxford Kentucky and Daron has been duly formed and is validly existing and in good standing as a limited liability company under the laws of its jurisdiction of formation, with all limited liability company power and authority necessary to own or hold its properties and conduct the businesses in which it is engaged. Each of the Operating Company, Harrison Resources, Oxford Kentucky and Daron is duly registered or qualified to do business and is in good standing as a foreign limited liability company in each jurisdiction set forth opposite its name on Exhibit 1 to this opinion.
     (ii) The Operating Company Operating Agreement, the Harrison Operating Agreement, the Oxford Kentucky Operating Agreement, the Daron Operating Agreement and each of the Lease Buyout Agreements have been duly authorized by each of the Oxford Entities that are parties thereto and are valid and legally binding agreements, enforceable by and against the Oxford Entities that are parties thereto in accordance with their terms; provided, however, that, with respect to each Lease Buyout Agreement, the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and provided, further, that the indemnity, contribution and exoneration provisions contained in any such agreements may be limited by applicable laws relating to fiduciary duties, public policy and an implied covenant of good faith and fair dealing.
     (iii) Except as described in the Pricing Disclosure Package and the Prospectus or as set forth in the Operating Company Operating Agreement, the Harrison Operating Agreement, the Oxford Kentucky Operating Agreement or the Daron Operating Agreement, there are no (i) preemptive rights or other rights to subscribe for or to purchase, or restrictions upon the voting or transfer of, any equity interests in any of the Operating Company, Harrison Resources, Oxford Kentucky or Daron or (ii) outstanding options or warrants to purchase any securities of any of the Operating Company, Harrison Resources, Oxford Kentucky or Daron. Except for such rights that have been waived or complied with, to the knowledge of such counsel none of the filing of the Registration Statement or the sale of the Units contemplated by the Underwriting Agreement gives rise to any rights for or relating to the securities of any of the Operating Company, Harrison Resources, Oxford Kentucky or Daron.
     (iv) To such counsel’s knowledge, there are no legal or governmental proceedings pending to which any of the Oxford Entities is a party or of which any property or assets of any of the Oxford Entities is the subject that would reasonably be expected to have a Material Adverse Effect or would reasonably be expected to have a material adverse effect on the performance of the Underwriting Agreement or the consummation of the transactions (including the Transactions) contemplated thereby; and, to such counsel’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.
     (v) C&T Coal owns its Sponsor Units free and clear of all Liens (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Ohio naming C&T Coal as debtor is on file in the office of the Secretary of State of the State of Ohio, or (B) otherwise known to such counsel without independent investigation.

B-2-1

     (vi) The Partnership owns 100% of the issued and outstanding membership interests in the Operating Company; such membership interests have been duly authorized and validly issued in accordance with the Operating Company Operating Agreement and are fully paid (to the extent required under the Operating Company Operating Agreement) and non-assessable; and the Partnership owns such membership interests free and clear of all Liens (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file in the office of the Secretary of State of the State of Delaware, or (B) otherwise known to such counsel without independent investigation.
     (vii) The Operating Company owns 51% of the issued and outstanding membership interests in Harrison Resources; such membership interests have been duly authorized and validly issued in accordance with the Harrison Operating Agreement and are fully paid (to the extent required under the Harrison Operating Agreement) and non-assessable; and the Operating Company owns such membership interests free and clear of all Liens (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Ohio naming the Operating Company as debtor is on file in the office of the Secretary of State of the State of Ohio, or (B) otherwise known to such counsel without independent investigation.
     (viii) The Operating Company owns 100% of the issued and outstanding membership interests in Oxford Kentucky; such membership interests have been duly authorized and validly issued in accordance with the Oxford Kentucky Operating Agreement and are fully paid (to the extent required under the Oxford Kentucky Operating Agreement) and non-assessable; and the Operating Company owns such membership interests free and clear of all Liens (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Ohio naming the Operating Company as debtor is on file in the office of the Secretary of State of the State of Ohio, or (B) otherwise known to such counsel without independent investigation.
     (ix) The Operating Company owns 100% of the issued and outstanding membership interests in Daron; such membership interests have been duly authorized and validly issued in accordance with the Daron Operating Agreement and are fully paid (to the extent required under the Daron Operating Agreement) and non-assessable; and the Operating Company owns such membership interests free and clear of all Liens (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Ohio naming the Operating Company as debtor is on file in the office of the Secretary of State of the State of Ohio, or (B) otherwise known to such counsel without independent investigation.
     (x) None of (i) the offering, issuance and sale by the Partnership of the Units and the application of the proceeds from the sale of the Units as described under “Use of Proceeds” in the Pricing Disclosure Package and the Prospectus, (ii) the execution, delivery and performance of the Underwriting Agreement by the Operating Company or (iii) the consummation of the transactions (including the Transactions) contemplated by the Underwriting Agreement (A) conflicts or will conflict with, or constitutes or will constitute a violation of, the articles of organization, operating agreement or other constituent document of the Operating Company, (B) conflicts or will conflict with, or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under, any [indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument filed as an exhibit to the Registration Statement], (C) violates or will violate Ohio law

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or federal law or (D) results or will result in the creation or imposition of any Lien upon any property or assets of the Operating Company, which conflicts, breaches, violations, defaults or Liens, in the case of clauses (B), (C) or (D), would reasonably be expected to have a Material Adverse Effect or materially impair the ability of the Operating Company to consummate the transactions (including the Transactions) contemplated under the Underwriting Agreement, it being understood that such counsel need not express an opinion in clause (C) of this paragraph (x) with respect to any securities or other anti-fraud law..
     (xi) No permit, consent, approval, authorization or order, or registration, filing or qualification under Ohio law, Kentucky law or federal law by any of the Operating Company, Harrison Resources, Oxford Kentucky or Daron, is required in connection with (i) the offering, issuance or sale by the Partnership of the Units, (ii) the application of the proceeds therefrom as described under “Use of Proceeds” in the Pricing Disclosure Package and the Prospectus, (iii) the execution and delivery of the Underwriting Agreement by the Operating Company and (iv) the consummation of the transactions (including the Transactions) contemplated under the Underwriting Agreement, except (A) such as have been obtained under the Securities Act (as to which such counsel need not express any opinion), (B) such as may be required under the blue sky laws of any jurisdiction or the by-laws and rules of FINRA in connection with the purchase and distribution by the Underwriters of the Units in the manner contemplated herein and in the Pricing Disclosure Package and the Prospectus (as to which such counsel need not express any opinion), (C) such that the failure to obtain would not reasonably be expected to have a Material Adverse Effect or materially impair the ability of the Partnership to consummate the transactions contemplated by this Agreement and (D) such other that have been obtained or taken and are in full force and effect.
          In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon the representations of the Partnership Parties set forth in the Underwriting Agreement and upon certificates of officers and employees of the Oxford Entities and upon information obtained from public officials, (B) assume that all documents submitted to it as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (C) state that its opinion is limited to federal laws and the laws of the State of Ohio and the Commonwealth of Kentucky, (D) with respect to the opinions as to the due formation, valid existence and good standing of the Operating Company, Harrison Resources, Oxford Kentucky and Daron, such opinions are based upon certificates of good standing or comparable certificates provided by the Secretary of State of the states listed on an annex to be attached to such counsel’s opinion (each of which shall be dated as of a date not more than fourteen days prior to the Closing Date and shall be provided to counsel to the Underwriters), (E) with respect to the opinions as to the due qualification or registration as a foreign limited liability company of the Operating Company, Harrison Resources, Oxford Kentucky and Daron, such opinions are based upon certificates of foreign qualification or registration provided by the Secretary of State of the states listed on an annex to be attached to such counsel’s opinion (each of which shall be dated as of a date not more than fourteen days prior to the Closing Date and shall be provided to counsel to the Underwriters), and (F) state that it expresses no opinion with respect to (i) title of any of the Oxford Entities to their respective real or personal property, (ii) any permits to own or operate any real or personal property or (iii) state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the Oxford Entities may be subject.

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EXHIBIT B-3
FORM OF RELIANCE LETTER OF SQUIRE, SANDERS & DEMPSEY L.L.P.
Barclays Capital Inc.
Citigroup Global Markets Inc.,
As Representatives of the several
     Underwriters named in the Underwriting Agreement
c/o Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019
c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
Ladies and Gentlemen,
     We have acted as counsel to Oxford Resource Partners, LP, a Delaware limited partnership (the “Partnership”), Oxford Resources GP, LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), Oxford Mining Company, LLC, an Ohio limited liability company and a wholly owned subsidiary of the Partnership (the “Operating Company”), Oxford Mining Company-Kentucky LLC, a Kentucky limited liability company and a wholly owned subsidiary of the Operating Company, and Daron Coal Company, LLC, an Ohio limited liability company and a wholly owned subsidiary of the Operating Company, in connection with that certain Credit Agreement, dated [___], 2010 (the “Credit Agreement”), among the Operating Company, the banks, financial institutions and other institutional lenders party thereto (the “Lenders”) and Citibank, N.A., as Administrative Agent for the Lenders (“Citibank”). In connection with the Credit Agreement, we delivered an opinion letter addressed to the Lenders and Citibank dated [___], 2010 (the “Opinion Letter”).
     You hereby are authorized to accept, use and rely upon the Opinion Letter and the opinions set forth therein. This reliance and opinion letter is provided to you pursuant to Section 7(f) of the Underwriting Agreement, dated as of ___, 2010 (the “Underwriting Agreement”), by and among the Partnership, the General Partner and the Operating Company, on the one hand, and Barclays Capital Inc. and Citigroup Global Markets Inc., on the other hand. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Opinion Letter and, to the extent not defined therein, shall have the meaning ascribed to such term in the Underwriting Agreement.
     This reliance and opinion letter is strictly limited to the matters stated herein and no other or more extensive opinion is intended, implied or to be inferred beyond the matters expressly stated herein. This reliance and opinion letter is not a guaranty and should not be construed or relied on as such.
     This reliance and opinion letter is given as of the date hereof. We assume no obligation to update or supplement this reliance and opinion letter or the Opinion Letter to reflect any facts

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or circumstances which may hereafter come to our attention or any changes in laws which may hereafter occur.
     This reliance and opinion letter is rendered solely for the benefit of the addressees hereof in connection with the Prospectus, and this reliance and opinion letter may not be relied upon in connection with any other matter or by any other person or entity without our express prior written consent. This reliance and opinion letter may not be quoted or in any way published or provided to any person or entity without our express prior written consent.
Very truly yours,

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